SECOND FUND PARTICIPATION AGREEMENT AMENDMENT

This Second Fund Participation Agreement Amendment hereby amends the Fund Participation Agreement dated April 11, 1997 between the Prudential Insurance Company of America ("Prudential"), and each of Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) ("Agreement") in the following manner:

1) The Agreement is amended to include Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company and Dreyfus Investment Portfolios as parties to the Agreement by the insertion of the following language in the first paragraph, following reference to Prudential Insurance Company of America and its state of organization:

       Pruco Life Insurance Company of New Jersey, a life insurance company organized under the laws of the State of New Jersey; Pruco Life Insurance Company, a life insurance company organized under the laws of the State of Arizona and by insertion of the following language following reference to the Dreyfus Stock Index Fund:

       DREYFUS INVESTMENT PORTFOLIOS


2) Paragraph 1.12 of the Agreement, as amended on March 1, 2000, shall be replaced in its entirety by the following:

       "Separate Account" shall mean The Prudential Variable Contract Account GI-2, the Prudential Discovery Premier Group Variable Contract Account and the Pruco Life of New Jersey Variable Appreciable Account, separate accounts established in accordance with the laws of the State of New Jersey and the Pruco Life Variable Universal Account, a separate account established by Insurance Company in accordance with the laws of the State of Arizona.

3) Paragraph 2.1 of the Agreement, shall be amended to include the following language in the forth line, following reference to New Jersey:

       or Arizona, as applicable,

4) Exhibit A of the Agreement shall be replaced in its entirety by the Amended Exhibit A, attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Service Agreement Amendment as of 2000.


                                      THE PRUDENTIAL INSURANCE
                                      COMPANY OF AMERICA

                                      By: ESTHER MILNES
                                      -----------------------------------
                                      Its: Vice President


                                      DREYFUS LIFE AND ANNUITY INDEX FUND,
                                      INC. (d/b/a DREYFUS STOCK INDEX FUND)

                                      By: --[PLEASE SUPPLY]--
                                      ------------------------------------
                                      Its:   Secretary


                                      THE DREYFUS SOCIALLY
                                      RESPONSIBLE GROWTH FUND, INC.

                                      By: --[PLEASE SUPPLY]--
                                      ------------------------------------
                                      Its: Assistant Secretary


                                      DREYFUS VARIABLE INVESTMENT FUND

                                      By: --[PLEASE SUPPLY]--
                                      ------------------------------------
                                      Its:   Secretary



                                      DREYFUS INVESTMENT PORTFOLIOS

                                      By: --[PLEASE SUPPLY]--
                                      ------------------------------------
                                      Its: Assistant Secretary

                                    EXHIBIT A



Dreyfus Variable Investment Fund
     Appreciation Portfolio
     International Equity Portfolio
     International Value Portfolio
     Quality Bond Portfolio
     Small Cap Portfolio
     Disciplined Stock Portfolio
     Growth and Income Portfolio
     Managed Assets Portfolio
     Zero Coupon 2000 Portfolio
     Small Company Stock Portfolio
--------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.

Dreyfus Investment Portfolios
     MidCap Stock Portfolio